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                                                                    Exhibit 10.3

                                                        CONFIDENTIAL INFORMATION



                            CONTENT LICENSE AGREEMENT


THIS CONTENT LICENSE AGREEMENT, dated as of October 1, 1998, is entered into by and between HealthGate Data Corp., a corporation organized and existing under the laws of the State of Delaware, with offices at 380 Pleasant Street, Suite 230, Malden, Massachusetts 02148, hereinafter referred to as "LICENSEE," or "HEALTHGATE," and Clinical Reference Systems, a division of Access Health, Inc., with offices at 335 Interlocken Parkway Broomfield, Colorado 80021 hereinafter referred to as "LICENSOR."

                                   WITNESSETH

WHEREAS, LICENSOR holds the right to license the Information set forth on EXHIBIT A attached hereto and made a part hereof; and

WHEREAS, LICENSOR wishes to make the Information commercially available for searching, access, and review by HEALTHGATE's Customers; and

WHEREAS, HEALTHGATE wishes to obtain the non-exclusive rights to provide on-line interactive searching, access, and review of the Information on the World Wide Web ("WWW") portion of the Internet and supply the results in electronic form to HEALTHGATE's Customers;

NOW, THEREFORE, in consideration of the promises and agreements contained herein, and for other good and valuable consideration, the receipt of which is acknowledged by each of the parties hereto, the parties agree as follow:


SECTION 1 - GRANT OF LICENSE

1.1   Grant

      Subject to the terms and conditions set forth herein, LICENSOR grants to HEALTHGATE a non-exclusive worldwide license to host the Information on the WWW, hereinafter reference to as the "License," including, without limitation the right:

      a. To mount the Information on its computer facilities (presently located in Malden, MA);

      b. To provide the Information in the on-line interactive mode for searching, access, and review and for printing on paper and displaying on computer terminals the outcome of computer searches ordered by HEALTHGATE's Customers;

      c. To provide on-line access to the Information to HEALTHGATE's Customers through telecommunication links, including, but not limited to dial-up, the Internet, and leased lines, to its computer facilities;

      d. To use the name, trademarks, and service marks of LICENSOR, hereinafter referred to as the "Licensed Marks," in performing this Agreement.

            (i) HealthGate will include on any screens and printouts of the Information, all patent, trademark, copyright, and other notices of proprietary rights included by LICENSOR. HealthGate will display the LICENSOR's copyright which shall read "Copyright (date) Clinical Reference Systems. All rights reserved." on the computer screen or a printout when the Information or a portion of the Information is accessed. Notwithstanding, HealthGate and its clients may modify the Information or portions of the Information as long as the LICENSOR's copyright statement is displayed. If the Information is modified, HealthGate agrees to include a message that states


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                                                        CONFIDENTIAL INFORMATION

                  that the displayed information was adapted from LICENSOR's Information and retain the LICENSOR's copyright statement.

            (ii) LICENSOR shall respond within 48 hours of any request by HealthGate to review the use of the Licensed Marks in sales and marketing literature. If LICENSOR does not respond within 48 hours of any such request, then approval to use the Licensed Marks in the manner requested shall be considered granted.

1.2   Definitions

      - "Customers": As used in this Agreement, Customers include, but are not limited to, individuals, institutions, and other organizations that access the Web Sites

      - "Web Sites": The sites on the WWW located at http://www.HEALTHGATE.com and at http://bewell.com any other site on the Internet that is owned, operated, managed, distributed or authorized to be distributed by or through HEALTHGATE or its affiliates through which HEALTHGATE elects to offer LICENSOR's Information.

      -     "Hits": The access by a Customer of HEALTHGATE of the Information.

      - "HTML": The programming language for creating WWW documents, generally referred to as "hyper text markup language" and any derivative or successor programming languages for the WWW.

      - "Information": As used in this Agreement, Information means all content and services provided by or through LICENSOR, including, but not limited to the content set forth on EXHIBIT A attached hereto, or otherwise provided by LICENSOR, including any modifications, upgrades, enhancements, and related documentation.

      - "Internet": The worldwide network of computers commonly referred to as the Internet.

      - "Link": The mechanism on the WWW by which a user at one WWW site can automatically move to another WWW site and other sites on the Internet.

      -     "Party": Each of HEALTHGATE and LICENSOR.

1.3   Retention of Rights

      Except for those rights and interests specifically provided for in the License, LICENSOR retains all right, title and interest in and to the Information.

1.4   Sublicensing

      Except as otherwise permitted herein, HEALTHGATE shall not grant any sublicense of any rights under the License, without the prior written approval of LICENSOR, which shall not be unreasonably withheld provided, however, HEALTHGATE's transfer of Information to its Customers shall not be deemed to be a sublicense.

      Notwithstanding the foregoing, HEALTHGATE shall be permitted to license or sell certain of the Information as set forth in EXHIBIT A hereto.

1.5   Bundling

      HEALTHGATE may in its discretion bundle all or portions of the Information with other content available on HEALTHGATE's Web Sites.



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SECTION 2 - SUPPLY OF DATA

2.1   The License

      Subject to the terms and conditions set forth herein, LICENSOR shall furnish to HEALTHGATE and HEALTHGATE shall accept from LICENSOR existing portions of the Information in HTML or ASCII (as requested by HEALTHGATE). The cost of shipping the media containing the HTML or ASCII will be borne by LICENSOR.

2.2   Updates

      Information provided under Subsection 2.1 will be supplemented to coincide with the LICENSOR's normal or updating and revising schedule and LICENSOR shall furnish to HEALTHGATE magnetic tapes or other electronic media in HTML or ASCII (as requested by HEALTHGATE) containing additional and supplemental updated and revised Information.

2.3   Replacement of Data

      LICENSOR shall promptly replace any copy of all or part of the Information, in HTML or ASCII (as requested by HEALTHGATE), which is unreadable or damaged or does not conform with this Agreement, at no additional charge, provided that HEALTHGATE gives LICENSOR written notice of the nonconformity.

SECTION 3 - FILE DESIGN

3.1   Cooperation

      LICENSOR and HEALTHGATE have previously designed a file structure through which the Information is made commercially available. Technical experts from both parties will be available to the other to assist and counsel in any revisions or enhancements to file design.

3.2   Changes in structure/format

      If and when LICENSOR plans to implement any significant changes in the structure or format of the Information or other material supplied by LICENSOR under Section 2, LICENSOR shall give written and reasonably detailed notice thereof to HEALTHGATE three (3) months in advance.

SECTION 4 - FEES AND PAYMENTS

4.1   License Fees

      HEALTHGATE shall pay to LICENSOR license fees as specified in EXHIBIT B attached hereto.

SECTION 5 - OBLIGATIONS OF HEALTHGATE

5.1   Activity Reports

      a. HEALTHGATE will provide LICENSOR with quarterly activity reports regarding the Information no later than thirty (30) days after the end of each calendar quarter. These activity reports shall include:

            i)    the number of Hits;

            ii) sales or relicensing of complete Advisors, including purchaser or sublicense and fee received by HEALTHGATE; and

            iii)  other information as mutually determined by the parties.


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                                                        CONFIDENTIAL INFORMATION

      b. LICENSOR will hold each record or document required or produced under this Agreement, including the contents of activity reports, in confidence and will not disclose such record or document to third parties.

SECTION 6 - WARRANTY AND INDEMNITY

6.1   Warranty

      a. LICENSOR hereby warrants that the Information does not infringe any copyright or other right of third parties. In the event of a breach of the foregoing warranty, LICENSOR agrees to indemnify, defend and hold harmless HEALTHGATE and its Customers from and against any and all claims, actions, losses, damages, and expenses, including reasonable attorneys' fees, arising from any claim that any Information furnished by LICENSOR hereunder constitutes an infringement of any copyright or other intellectual property right.

      b. LICENSOR warrants that the Information, and other materials furnished under Section 2, are formulated with a reasonable standard of care and in conformance with professional standards.

      c. HEALTHGATE warrants that it has taken commercially reasonable steps as are customary in the industry concerning notices and disclaimers to HEALTHGATE's Customers concerning appropriate use of the Information and prohibition on commercial resales and relicensing by HEALTHGATE's Customers. In no event shall HEALTHGATE be liable to any party for unauthorized access to the Information or unauthorized resales or relicensing of the Information or any portion thereof.

      d. BOTH PARTIES AGREE THAT HEALTHGATE HAS NOT AND WILL NOT INDEPENDENTLY VERIFY ANY OF THE INFORMATION PROVIDED TO IT BY LICENSOR AND THEREFORE HEALTHGATE IS NOT RESPONSIBLE FOR ANY INACCURACIES OR OMISSIONS IN SUCH INFORMATION. ACCORDINGLY, HEALTHGATE, ITS AFFILIATES, AND AGENTS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, NONINFRINGEMENT,
            MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE INFORMATION AVAILABLE ON ITS WEB SITES OR ANY OTHER INFORMATION WHICH IS REFERENCED OR LINKED TO THE WEB SITES.

6.2   Indemnity

      a. Each party agrees to indemnify, defend and hold harmless the other party and its successors, officers, directors, employees and assigns from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys' fees) and damages ("Liabilities") resulting from the indemnifying party's material breach of any duty, representation or warranty of this Agreement except where Liabilities result from the gross negligence or willful misconduct of the other party.

      b. If either party requests indemnification pursuant to this section ("requesting party"), it will give notice to the other party from which indemnification is requested ("requested party") promptly after the receipt of any claim that may be indemnifiable hereunder and afford the requested party the opportunity to control the defense and approve any compromise, settlement, litigation or other resolution or other disposition of such claim except that any settlement shall be subject to the approval of the requesting party (which approval shall not be unreasonably withheld). The requesting party agrees to cooperate fully with the requested party at the requested party's expense in defending or settling any claim.

SECTION 7 - DURATION

7.1 This Agreement shall become effective as of the date first written above and shall remain in effect for a period of three (3) years ("Initial Term") unless it is canceled by either party under Section 8. This


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       Agreement shall be automatically renewed on an annual basis thereafter unless one party advises the other in writing at the address first mentioned above by registered mail at least 90 (ninety) days prior to the end of the Initial Term or any renewal period that it elects not to renew this Agreement, or wishes to renegotiate the terms of this Agreement.

SECTION 8 - CANCELLATION AND TERMINATION

8.1   Cancellation

      Either party shall be entitled to cancel this Agreement for cause by giving notice in writing by registered mail to the other party that the other party has failed to meet or is apparently unable or unwilling to meet one or more of the obligations of this Agreement. In such a case, the other party will have 30 (thirty) days to meet the stated obligation(s) and, if it does not do so, this Agreement will be canceled effective the last day of the 30 (thirty) day period.

8.2   Commercial Feasibility

      HEALTHGATE shall at all times, during the term of this agreement, be entitled to discontinue the availability of the Information through the Web Sites and terminate this Agreement without any right of LICENSOR to damages in connection therewith, provided that HEALTHGATE gives at least 90 (ninety) days written notice to LICENSOR.

8.3   Invalid Provision

      If replacement of any invalid provision according to Subsection 10.1 is not made within a reasonable period of time, the party to whose detriment the invalidity of such provision works shall be entitled to cancel this Agreement immediately by written notice.

8.4   Post-Termination Activities

      Upon termination or cancellation of this Agreement all obligations and rights under this Agreement will end on the effective date of the termination or cancellation except that payments required under this Agreement shall be made, and each party will thereafter abstain from using facilities or materials supplied to it under the terms of the Agreement and will return all such facilities and materials to the party, and HEALTHGATE shall erase from computer magnetic media, and make unsuitable for the uses licensed under this Agreement, all Information received from LICENSOR provided, however, both parties shall cooperate to assure that all obligations to any party purchasing or relicensing the Information through HEALTHGATE are satisfied.

8.5   Force Majeure

      Neither party shall be responsible or liable or deemed to be in default for delays or failures in performance under this Agreement resulting directly or indirectly from causes beyond the control of either party. Such causes shall include Acts of God, lockouts, labor actions, riots, acts of war, epidemics, government regulations subsequently imposed, fire, earthquakes, or other natural disasters.

SECTION 9 - ENTIRE AGREEMENT, AMENDMENT, NO ASSIGNMENT, WAIVER

9.1 This Agreement sets forth the entire understanding of the parties on the subject matter hereof, and supersedes all previous oral or written representations or agreements relating to the rights and duties provided for herein, and this Agreement may not be modified or amended except by written agreement of the parties.

9.2 Neither party may assign this Agreement without the prior written consent of the other, except that either Party may, without the other's prior written consent, assign this entire Agreement to any entity that owns that Party in whole or in part, or is owned by that Party in whole or in party, provided, however that party agrees to remain bound by its duties and obligations hereunder. Any consent to assign this Agreement shall not be


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      unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

9.3 The failure of either party to enforce or exercise, at any time or for any period of time, any term of this Agreement does not constitute, and shall not be construed as, a waiver of such term and shall in no way effect that party's later right to enforce it.

SECTION 10 - GENERAL

10.1  Invalidity

      The invalidity of individual terms and conditions within this Agreement shall not result in the invalidity of the whole Agreement. The parities hereto agree to replace any invalid provision by some other, being as similar as possible in its economic and/or technical effects as the original provision.


10.2  Data in Confidence

      Both LICENSOR and HEALTHGATE agree not to disclose this Agreement or copies thereof, nor the terms of this Agreement, to third parties, except to their respective accountants, attorneys or to others as required by law.

10.3  Independent Contractors

      The relationship of the parties is that of independent contractors, and no agency, employment, partnership, joint venture, or any other relationship is created by this Agreement.

10.4  Captions

      The captions of the Sections throughout this Agreement are for convenience only and are not material with respect to the interpretation of this Agreement.


10.5  Notices

      Any notice or other communication required or allowed under this Agreement shall be in writing and delivered by registered mail or by facsimile. Mailed or transmitted notices shall be sent to the parties at the addresses set forth above, or to such other address as the parties may designate by notice given pursuant to this Subsection.

10.6 Entire Agreement This Agreement (including the Exhibits) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral (including without limitation the Standard Distribution Agreement dated December 30, 1996, the Itemized Agreement Points dated July 17, 1998, and the three letter agreements dated July 24, 1998 to the extent they have related in any way to the subject matter hereof.

SECTION 11- GOVERNING LAW AND JURISDICTION

11.1 This AGREEMENT shall be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts. Each party hereto hereby irrevocably agrees that any legal action or proceeding against it arising out of this Agreement shall be brought only in the Superior Court of The Commonwealth of Massachusetts in and for Middlesex County or the United States District Court for the District of Massachusetts (or, if such court does not have subject matter jurisdiction over such dispute, in any other state or federal court located in The Commonwealth of Massachusetts).


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                                                        CONFIDENTIAL INFORMATION

IN WITNESS WHEREOF, LICENSOR AND HEALTHGATE have caused this Agreement to be executed and delivered by their duly authorized officers.


HEALTHGATE Data Corp.                        Clinical Reference Systems,
                                                a division of Access health

By: /s/ Rick Lawson                          By: /s/ Richard Thompson
   -----------------------------------          --------------------------------

Name:  Rick Lawson                           Name: Richard Thompson
                                                  ------------------------------

Title:  Vice President, Content              Title: Vice President
                                                   -----------------------------

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                                                        CONFIDENTIAL INFORMATION

                                    EXHIBIT A

CONTENT TO BE LICENSED TO HEALTHGATE DATA CORP.:

1.    CRS ADVISORS

      The Information subject to this Agreement includes all Licensor's "Advisors," including, but not limited to, the following and all updates, revisions, new features and enhancements added thereto:

            Adult Health Advisor - English
            Adult Health Advisor - Spanish
            Behavioral Health Advisor - Adult
            Behavioral Health Advisor - Pediatric
            Medication Advisor
            Pediatric Advisor - Spanish
            Pediatric Advisor - English
            Senior Health Advisor
            Sports Medicine Advisor
            Women's Health Advisor - English
            Women's Health Advisor - Spanish

            Other Advisors that may be developed from time to time.

2.    RESALES AND RELICENSING BY HEALTHGATE

      1. HEALTHGATE may resell or relicense an entire Advisor or sets of Advisors accessible through the Internet for a term not to exceed the scheduled expiration date of this Agreement for fees as determined by HEALTHGATE. All proceeds of such resale and relicensing shall be property of HEALTHGATE and no additional fee shall be due Licensor.

      2. HEALTHGATE may provide access to up to 40% of each Advisor on its Web Sites for HEALTHGATE Customers at no charge. Such access may, without limitation, be in connection with bundling of other content from other sources.

      3. HEALTHGATE may resell, re-license or provide up to 40% of each Advisor to other sites, such re-sales and re-licensing may, without limitation, be in connection with bundling of other content from other sources. All proceeds of such resale and re-licensing shall be property of HEALTHGATE and no additional fee shall be due Licensor.


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